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                           KIRKPATRICK & LOCKHART LLP
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                         1800 MASSACHUSETTS AVENUE, N.W.
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                           WASHINGTON, D.C. 20036-1800

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                                   www.kl.com


                                 March 23, 2000



Mid Atlantic Medical Services, Inc.
4 Taft Court
Rockville, Maryland 20850

            Re:   Mid Atlantic Medical Services, Inc.
                  Registration Statement On Form S-8
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Ladies/Gentlemen:

      We have acted as counsel to Mid Atlantic Medical Services, Inc., a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering non-qualified options ("Non-Qualified Options") to purchase 2,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Corporation pursuant to the Corporation's 2000 Non-Qualified Stock Option Plan ("Plan").

      We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, the minutes of various meetings and the resolutions of the Board of Directors, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

Mid Atlantic Medical Services, Inc.
March 23, 2000
Page 2


      Based on the foregoing, we are of the opinion that, subject to receipt of shareholder approval of the Plan at the Corporation's 2000 annual meeting of shareholders, the Non-Qualified Options will be duly and validly issued by the Corporation and each of the 2,000,000 shares of Common Stock, when issued upon the exercise of a Non-Qualified Option and the payment of the exercise price per share specified in such Non-Qualified Option, as contemplated in the Registration Statement, will be duly and validly issued by the Corporation, fully paid and non-assessable.

      We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                          Very truly yours,


                                          /s/ Kirkpatrick & Lockhart LLP
                                          Kirkpatrick & Lockhart LLP